                                                                      EXHIBIT 23



                              CONSENT OF COUNSEL

     The undersigned hereby consent to the use of their name in the Prospectus contained in the Registration Statement of Merrill Lynch & Co., Inc. relating to the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan.

                                                /s/ Brown & Wood
                                                    Brown & Wood

New York, New York
January 6, 1994

                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. on Form S-8 of our reports dated February 22, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. for the year ended December 25, 1992, our report dated June 11, 1993 appearing in the Annual Report on Form 11-K of the Merrill Lynch & Co., Inc. 401(k) Savings and Investment Plan, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE
New York, New York

January 6, 1994